EXHIBIT 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(a)

I, Stephen Brown, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K of NanoVibronix, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2022
	By:	/s/ Stephen Brown
	Name:	Stephen Brown
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)